Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

Date: Oct. 28, 2010

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360
Williams Reports Third-Quarter 2010 Financial Results
•	Significant Non-cash Charges Drive Net Loss for 3Q

•	Adjusted Income from Continuing Ops, Including MTM Adjustments, was $131 Million or $0.22 per Share

•	Year-to-date Adjusted EPS is $0.86; Up 28% Over Year-to-date 2009 Results

•	2010-12 Adjusted Earnings Outlook Remains Consistent with Previously Issued Guidance

•	Williams Agrees to Sell Piceance Gathering & Processing Assets to Williams Partners

Quarterly Summary Financial Information	3Q 2010		3Q 2009
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income (loss) from continuing operations	($1,258)	($2.15)	$141	$0.24
Income (loss) from discontinued operations	(5)	(0.01)	2	—

Net income (loss)	($1,263)	($2.16)	$143	$0.24

Adjusted income from continuing operations*	$142	$0.24	$140	$0.24
After-tax mark-to-market adjustments	(11)	(0.02)	7	0.01

Adjusted income from continuing operations — including mark-to-market adjustments*	$131	$0.22	$147	$0.25

Year-to-date Summary Financial Information	YTD 2010		YTD 2009
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income (loss) from continuing operations	($1,266)	($2.16)	$266	$0.45
Loss from discontinued operations	(5)	(0.01)	(153)	(0.26)

Net income (loss)	($1,271)	($2.17)	$113	$0.19

Adjusted income from continuing operations*	$520	$0.89	$366	$0.62
After-tax mark-to-market adjustments	(19)	(0.03)	26	0.05

Adjusted income from continuing operations — including mark-to-market adjustments*	$501	$0.86	$392	$0.67

*	A schedule reconciling income (loss) from continuing operations to adjusted income from continuing operations and mark-to-market adjustments (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 1 of 11

          TULSA, Okla. — Williams (NYSE: WMB) announced an unaudited net loss attributable to Williams, for third-quarter 2010 of $1,263 million, or a loss of $2.16 per share on a diluted basis, compared with net income of $143 million, or $0.24 per share on a diluted basis for third-quarter 2009.
          The net loss for third-quarter 2010 was primarily the result of significant non-cash impairment charges at the company’s Exploration & Production segment. These included pretax charges of approximately $1 billion for an impairment of goodwill and $678 million related to certain proved and unproved natural gas properties, primarily in the Barnett Shale. There is a more detailed discussion of these charges at the end of this news release.
          Year-to-date through Sept. 30, Williams reported a net loss of $1,271 million, or a loss of $2.17 per share, compared with net income of $113 million, or $0.19 per share for the same period in 2009.
          The year-to-date net loss was due to the previously noted non-cash impairment charges in the third quarter, as well as first-quarter charges in conjunction with the strategic restructuring that transformed Williams Partners L.P. (NYSE: WPZ) into a leading diversified master limited partnership.
          All prior-period comparisons in this news release are based on recast 2009 results. The recast results reflect the company’s structure following the strategic restructuring with Williams Partners L.P.
Adjusted Income from Continuing Operations
          Adjusted income from continuing operations, including removing the effect of mark-to-market accounting, was $131 million, or $0.22 per share, for third-quarter 2010, compared with $147 million, or $0.25 per share for third-quarter 2009.
          The decline in the adjusted results in the third quarter was primarily due to lower results in Exploration & Production.
          For the first nine months of 2010, adjusted income from continuing operations, including removing the effect of mark-to-market accounting, was $501 million, or $0.86 per share; compared with $392 million, or $0.67 per share, for the first nine months of 2009.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 2 of 11

          The improvement in the year-to-date results was driven by increases in the Williams Partners and Other segments. These results are detailed later in this press release.
          Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. Reconciliations to the most relevant GAAP measure are attached to this news release.
Williams Agrees to Sell Piceance Gathering & Processing Assets to Williams Partners
          In a separate announcement today, Williams Partners announced it has agreed to acquire Williams’ gathering and processing assets in Colorado’s Piceance Basin for $782 million. Williams Partners’ total consideration for the assets will include $702 million in cash and $80 million in WPZ limited-partner and general-partner units.
          The assets include the Parachute Plant Complex, three other treating facilities with a combined processing capacity of 1.2 billion cubic feet per day (Bcf/d), and a gathering system with approximately 150 miles of pipeline. There are more than 3,300 wells connected to the gathering system, which includes pipelines ranging up to 30-inch trunk lines. The transaction also includes a life-of-lease dedication from Exploration & Production.
CEO Comment
          “Year-to-date, our businesses have delivered steady and improved adjusted earnings results,” said Steve Malcolm, chairman, president and chief executive officer.
          “We continue to project steady earnings growth and seize opportunities to expand our businesses,” Malcolm said. “For example, the drop-down transaction that we announced today provides attractive fee-based growth for Williams Partners while providing Williams with additional cash.”
Guidance Update
          Williams’ assumptions for certain energy commodity prices for 2010-12 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table.
          The commodity price assumptions and 2010 earnings guidance are unchanged from guidance issued on Sept. 16, with the exception of 2010 NGL margins and the NGL to Crude Oil relationship. Capital expenditure guidance for 2010-12 has been updated to reflect expected changes in the timing of certain 2010-11 capital spending.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 3 of 11

Commodity Price Assumptions and Financial Outlook	2010			2011			2012
As of Oct. 28, 2010
	Low	Mid	High	Low	Mid	High	Low	Mid	High
Natural Gas ($/MMBtu):
NYMEX	$4.35	$4.65	$4.95	$4.00	$5.00	$6.00	$4.30	$5.40	$6.50
Rockies	$3.80	$4.05	$4.30	$3.50	$4.40	$5.30	$3.90	$4.85	$5.80
Avg. San Juan/Mid-Continent	$4.05	$4.28	$4.50	$3.65	$4.58	$5.50	$4.00	$5.00	$6.00

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$73	$78	$83	$65	$80	$95	$67	$82	$97
Crude to Gas Ratio	16.8x	16.8x	16.8x	15.8x	16.0x	16.3x	14.9x	15.3x	15.6x
NGL to Crude Oil Relationship	53%	52%	50%	52%	53%	53%	52%	54%	55%

Average NGL Margins ($ per gallon)	$0.51	$0.53	$0.55	$0.46	$0.58	$0.70	$0.42	$0.56	$0.69

Capital & Investment Expenditures (millions)
Williams Partners (1)	$1,375	$1,460	$1,545	$1,180	$1,355	$1,530	$905	$1,080	$1,255
Exploration & Production	1,900	2,000	2,100	870	1,210	1,550	830	1,330	1,830
Other	150	175	200	370	420	470	500	550	600

Total Capital & Investment Expenditures (2)	$3,425	$3,625	$3,825	$2,425	$2,988	$3,550	$2,225	$2,950	$3,675

Cash Flow from Continuing Operations	$2,400	$2,550	$2,700	$2,300	$2,700	$3,100	$2,400	$3,050	$3,700

Adjusted Segment Profit (millions) (3)
Williams Partners	$1,375	$1,438	$1,500	$1,475	$1,658	$1,840	$1,575	$1,820	$2,065
Exploration & Production incl. MTM adj.	310	360	410	155	345	535	100	438	775
Other	175	183	190	160	190	220	210	248	285

Total Adjusted Segment Profit (4)	$1,875	$1,988	$2,100	$1,800	$2,200	$2,600	$1,900	$2,513	$3,125

Adjusted Diluted Earnings Per Share (5)	$1.00	$1.10	$1.20	$0.90	$1.25	$1.60	$1.00	$1.50	$2.00

(1)	Excludes 2010 Piceance Basin gathering and processing asset dropdown.

(2)	Sum of the ranges for each business line may not match total range.

(3)	Adjusted Segment Profit is adjusted to remove items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and is a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.

(4)	Sum of the ranges for the business units does not match the consolidated total due to rounding and other adjustments.

(5)	Adjusted Diluted Earnings Per Share is adjusted to remove items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and is a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.
Business Segment Results
          Williams’ business segments for financial reporting are Williams Partners, Exploration & Production, and Other.
          The Williams Partners segment includes the consolidated results of Williams Partners L.P.; Exploration & Production includes the results of the former Gas Marketing segment; and the Other segment includes the company’s Canadian midstream and domestic olefins businesses and a 25.5-percent interest in the Gulfstream interstate natural gas pipeline system. The 2009 results have been recast to reflect the new reporting structure.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 4 of 11

Consolidated Segment Profit (Loss)	3Q		YTD
Amounts in millions	2010	2009	2010	2009

Williams Partners	$343	$347	$1,103	$884
Exploration & Production	(1,603)	100	(1,354)	290
Other	80	31	186	(13)

Consolidated Segment Profit (Loss)	($1,180)	$478	($65)	$1,161

Adjusted Consolidated Segment Profit Including
Mark-to-Market Adjustments*	3Q		YTD
Amounts in millions	2010	2009	2010	2009

Williams Partners	$336	$342	$1,075	$880
Exploration & Production	65	96	316	326
Other	50	31	137	55
Mark-to-market Adjustments (pretax)	(17)	12	(30)	41

Adjusted Consolidated Segment Profit Including Mark-to-Market Adjustments
	$434	$481	$1,498	$1,302

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations and mark-to-market adjustments (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
Williams Partners
          Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquid (NGL) fractionation; and oil transportation.
          For third-quarter 2010, Williams Partners reported segment profit of $343 million, compared with $347 million for third-quarter 2009.
          The slight decline in Williams Partners’ segment profit for the third quarter is primarily due to lower NGL equity sales volumes and slightly lower fee-based revenues in the partnership’s midstream business. The decline in NGL equity sales volumes for the third quarter was due to a number of temporary items, including lower gas deliveries in the Gulf region due to disruptions in third-party production unrelated to the drilling moratorium.
          Higher per-unit NGL margins in the midstream business, as well as improved results in the gas pipeline business partially offset the negative effect of the lower NGL equity sales volumes in the third quarter.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 5 of 11

          Year-to-date through Sept. 30, Williams Partners reported segment profit of $1,103 million, compared with $884 million for the same period in 2009.
          The 25 percent increase in year-to-date segment profit is due to significantly higher per-unit NGL margins in 2010 compared with 2009.
          There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s third-quarter 2010 financial results news release, which is also being issued today.
Exploration & Production
          Exploration & Production includes natural gas production and development in the U.S. Rocky Mountains, San Juan Basin, Barnett Shale, Marcellus Shale, and oil and gas development in South America.
          The business reported segment loss of $1,603 million for third-quarter 2010, compared with segment profit of $100 million in third-quarter 2009.
          The segment loss for third-quarter 2010 resulted from the previously noted non-cash impairment charges for impairments of goodwill and certain proved and unproved properties, primarily in the Barnett Shale.
          Exploration & Production’s adjusted segment profit for third-quarter 2010 was $65 million, compared with $96 million in third-quarter 2009 on the same adjusted basis.
          The decline in segment profit on an adjusted basis is due primarily to higher exploration expenses associated with the company’s activities in the Paradox basin and higher operating taxes. These items were partially offset by higher net realized average prices for natural gas.
          During third-quarter 2010, Williams’ net realized average price for U.S. production, inclusive of hedging gains, was $4.35 per thousand cubic feet of natural gas equivalent (Mcfe), which was 4 percent higher than the $4.18 per Mcfe realized in third-quarter 2009.
          The chart below details Williams’ average daily natural gas production for third-quarter 2010.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 6 of 11

Average Daily Production
Amounts in million cubic feet equivalent of natural	3Q		Annual	2Q	Sequential
gas (MMcfe)	2010	2009	Change	2010	Change

Piceance Basin	682	697	-2%	651	5%
Powder River Basin	237	224	6%	228	4%
Other Basins	216	227	-5%	231	-6%
U.S. Interests only	1,135	1,148	-1%	1,110	2%
U.S. & International Interests	1,190	1,202	-1%	1,168	2%
          Williams expects fourth-quarter 2010 natural gas production volumes to be higher than the prior year comparable period. The company’s total third-quarter 2010 production was 2 percent higher than the second-quarter 2010 total. Overall average annual daily production for 2010 is expected to be consistent with 2009 volumes. Additionally, Williams expects average annual daily production to increase by 3 and 7 percent at guidance midpoints in 2011 and 2012, respectively.
          For the first nine months of 2010, Exploration & Production reported segment loss of $1,354 million, compared with a segment profit of $290 million for the first nine months of 2009. The previously noted non-cash impairment charges related to goodwill and the carrying value of certain proved and unproved properties drove the segment loss for the year-to-date period.
          Exploration & Production’s adjusted segment profit for year-to-date 2010 was $316 million, compared with $326 million for year-to-date 2009 on the same adjusted basis.
          The year-to-date decline in adjusted segment profit was primarily due to lower natural gas production volumes in the 2010 period. Higher operating taxes and higher gathering, processing, and transportation expenses also contributed to the lower adjusted results.
          These negative effects were nearly offset by an 11 percent increase in net realized average domestic prices on production in year-to-date 2010.
Other
          The Other segment reported third-quarter 2010 segment profit of $80 million, compared with segment profit of $31 million for third-quarter 2009.
          Higher NGL and olefins production margins and a $30 million third-quarter gain on the previously announced sale of the company’s Accroven interest drove the significant increase in segment profit for the third quarter.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 7 of 11

          Williams previously announced that it sold its 50-percent interest in Accroven to PDVSA Gas (PDVSA) for $107 million, including $13 million in cash received at closing in June. Williams is recognizing the gains on the sale as cash is received. Williams expects to recognize any further gain on the sale as it receives future cash payments from PDVSA.
          For the first nine months of the year, Other’s segment profit was $186 million, compared with a segment loss of $13 million for the first nine months of 2009.
          The significant improvement in the Other results for the first nine months of the year is due primarily to the favorable impact of higher NGL and olefin production margins from much higher average per-unit margins and the net impact of recognizing $43 million in gains on the Accroven investment in 2010 while recording a $75 million impairment charge on that investment in 2009.
Impairment of Goodwill and Natural Gas Properties
          During the third quarter of 2010, forward natural gas prices through 2025 experienced significant declines.
          Because of these price declines, management conducted an impairment evaluation of $1 billion of goodwill at Exploration & Production related to its domestic natural gas production operations, which arose from the 2001 acquisition of Barrett Resources. As a result of the evaluation, the company recognized a full $1 billion impairment charge related to this goodwill.
          Also as a result of significant declines in forward natural gas prices during the third quarter of 2010, Williams assessed Exploration & Production’s natural gas-producing properties and acquired unproved reserve costs for impairment. The assessment performed at Sept. 30, 2010, identified certain properties with a carrying value in excess of their calculated fair values — primarily natural-gas producing properties in the Barnett Shale and unproved reserves in the Piceance Highlands that were acquired in 2008. As a result, the company recognized a $503 million pretax impairment charge on the Barnett Shale properties and a $175 million pretax charge on the Piceance Highlands properties.
          There is a much more thorough discussion of these impairment charges in Williams’ third-quarter Form 10-Q, which it plans to file with the Securities and Exchange Commission today.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 8 of 11

Today’s Analyst Call
          Management will discuss the third-quarter 2010 results and outlook during a live webcast beginning at 9:30 a.m. EDT today. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williams.com.
          A limited number of phone lines also will be available at (877) 681-3378. International callers should dial (719) 325-4843. Replays of the third-quarter webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williams.com.
Form 10-Q
          The company plans to file its third-quarter 2010 Form 10-Q with the SEC today. The document will be available on both the SEC and Williams websites.
Non-GAAP Measures
          This press release includes certain financial measures, adjusted earnings and adjusted segment profit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted earnings and adjusted segment profit exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Both measures provide investors meaningful insight into the company’s results from ongoing operations. This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company. Neither adjusted earnings nor adjusted segment profit are intended to represent an alternative to net income or segment profit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
          Certain financial information in this press release is also shown including mark-to-market adjustments for certain hedges and other derivatives in Exploration & Production, such as adjusted income from continuing operations including mark-to-market adjustments and the related per share measures. This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses the mark-to-market adjustments to better reflect results on a basis that is more consistent with derivative portfolio cash flows and to aid investor understanding. The adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 9 of 11

derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to these derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for these derivatives but does not substitute for actual cash flows. We also apply the mark-to-market adjustment and the adjustments to present measures referred to as adjusted segment profit or income from continuing operations including mark-to-market adjustments.
About Williams (NYSE: WMB)
Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 77-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.
# # #
Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 10 of 11

statements include, among others, the following:
•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation, and rate proceedings;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 26, 2010, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE: WMB)	3Q 2010 Financial Results — Oct. 28, 2010	Page 11 of 11

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
September 30, 2010

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)

	2009					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2	$123	$141	$172	$438	$(195)	$187	$(1,258)	$(1,266)

Income (loss) from continuing operations — diluted earnings per common share	$—	$0.21	$0.24	$0.29	$0.75	$(0.33)	$0.31	$(2.15)	$(2.16)

Adjustments:

Williams Partners (WP)
Gain on sale of base gas from Hester storage field	$—	$—	$—	$—	$—	$(5)	$(3)	$—	$(8)
Involuntary conversion gain related to Ignacio	1	—	(5)	—	(4)	—	(4)	—	(4)
Involuntary conversion gain related to Hurricane Ike	—	—	—	—	—	—	(7)	(7)	(14)
Gain on sale of Cameron Meadows	—	—	—	(40)	(40)	—	—	—	—
Restructuring transaction costs	—	—	—	1	1	—	—	—	—
Unclaimed property assessment accrual — TGPL	—	—	—	3	3	—	(1)	—	(1)
Unclaimed property assessment accrual — NWP	—	—	—	1	1	—	(1)	—	(1)

Total Williams Partners adjustments	1	—	(5)	(35)	(39)	(5)	(16)	(7)	(28)

Exploration & Production (E&P)
Penalties from early release of drilling rigs	34	(2)	—	—	32	—	—	—	—
Impairments of certain natural gas properties and reserves	5	—	—	15	20	—	—	678	678
Depletion expense adjustment related to new guidance	—	—	—	14	14	—	—	—	—
Unclaimed property assessment accrual	—	—	—	1	1	—	2	—	2
Reserve for/(recovery of) receivables from bankrupt counterparty	—	—	—	(4)	(4)	—	—	—	—
Accrual for Wyoming severance taxes	—	3	(4)	(4)	(5)	—	—	—	—
Gains on sales of assets	—	—	—	—	—	—	—	(13)	(13)
Impairment of goodwill	—	—	—	—	—	—	—	1,003	1,003

Total Exploration & Production adjustments	39	1	(4)	22	58	—	2	1,668	1,670

Other
(Gain)/Loss from Venezuela investment	68	—	—	—	68	—	(13)	(30)	(43)
Customer settlement gain	—	—	—	—	—	—	(6)	—	(6)

Total Other adjustments	68	—	—	—	68	—	(19)	(30)	(49)

Adjustments included in segment profit (loss)	108	1	(9)	(13)	87	(5)	(33)	1,631	1,593

Adjustments below segment profit (loss)
Loss associated with Venezuela investment — E&P	11	—	—	—	11	—	—	—	—
Impairment of cost-based investment — Corporate	—	—	7	—	7	—	—	—	—
Augusta refinery environmental accrual — Corporate	—	—	—	—	—	—	—	8	8
Reversal of litigation contingency — Corporate	—	(5)	—	—	(5)	—	—	—	—
Early debt retirement costs — Corporate	—	—	—	—	—	606	—	—	606
Acceleration of unamortized debt costs related to credit facility amendment — Corporate	—	—	—	—	—	3	—	—	3
Acceleration of unamortized debt costs related to credit facility amendment — Williams Partners	—	—	—	—	—	1	—	—	1
Restructuring transaction costs — Corporate	—	—	—	1	1	33	—	—	33
Restructuring transaction costs — Williams Partners	—	—	—	—	—	6	2	4	12
Allocation of Williams Partners’ adjustments to noncontrolling interests	—	—	—	—	—	(4)	1	1	(2)

	11	(5)	7	1	14	645	3	13	661

Total adjustments	119	(4)	(2)	(12)	101	640	(30)	1,644	2,254
Less tax effect for above items	(15)	1	1	5	(8)	(242)	7	(244)	(479)
Adjustment for reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation	—	—	—	—	—	11	—	—	11

Adjusted income from continuing operations available to common stockholders	$106	$120	$140	$165	$531	$214	$164	$142	$520

Adjusted diluted earnings per common share	$0.18	$0.20	$0.24	$0.28	$0.90	$0.37	$0.28	$0.24	$0.89

Weighted-average shares — diluted (thousands)	582,361	588,780	590,059	591,439	589,385	583,929	592,498	584,744	584,365
Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations
(UNAUDITED)

	2009					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues	$1,922	$1,909	$2,098	$2,326	$8,255	$2,596	$2,292	$2,304	$7,192

Segment costs and expenses:
Costs and operating expenses	1,444	1,392	1,537	1,708	6,081	1,922	1,723	1,752	5,397
Selling, general and administrative expenses	125	129	126	132	512	111	122	123	356
Impairments of goodwill and long-lived assets	5	—	—	15	20	—	—	1,681	1,681
Other (income) expense — net	28	(1)	1	(31)	(3)	—	(13)	(4)	(17)

Total segment costs and expenses	1,602	1,520	1,664	1,824	6,610	2,033	1,832	3,552	7,417

Equity earnings	23	26	44	43	136	40	39	38	117
Income (loss) from investments	(75)	—	—	—	(75)	—	13	30	43

Total segment profit (loss)	268	415	478	545	1,706	603	512	(1,180)	(65)

Reclass equity earnings	(23)	(26)	(44)	(43)	(136)	(40)	(39)	(38)	(117)
Reclass (income) loss from investments	75	—	—	—	75	—	(13)	(30)	(43)
General corporate expenses	(40)	(38)	(40)	(46)	(164)	(85)	(45)	(43)	(173)

Operating income (loss)	280	351	394	456	1,481	478	415	(1,291)	(398)

Interest accrued	(162)	(167)	(168)	(164)	(661)	(164)	(154)	(158)	(476)
Interest capitalized	20	22	15	19	76	17	13	13	43
Investing income (loss)	(61)	24	39	44	46	39	55	68	162
Early debt retirement costs	—	—	—	(1)	(1)	(606)	—	—	(606)
Other income (expense) — net	(2)	1	(1)	4	2	(7)	(1)	(4)	(12)

Income (loss) from continuing operations before income taxes	75	231	279	358	943	(243)	328	(1,372)	(1,287)
Provision (benefit) for income taxes	56	80	87	136	359	(95)	104	(151)	(142)

Income (loss) from continuing operations	19	151	192	222	584	(148)	224	(1,221)	(1,145)
Income (loss) from discontinued operations	(243)	18	2	—	(223)	2	(2)	(5)	(5)

Net income (loss)	$(224)	$169	$194	$222	$361	$(146)	$222	$(1,226)	$(1,150)
Less: Net income (loss) attributable to noncontrolling interests	(52)	27	51	50	76	47	37	37	121

Net income (loss) attributable to The Williams Companies, Inc.	$(172)	$142	$143	$172	$285	$(193)	$185	$(1,263)	$(1,271)

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$2	$123	$141	$172	438	$(195)	$187	$(1,258)	(1,266)
Income (loss) from discontinued operations	(174)	19	2	—	(153)	2	(2)	(5)	(5)

Net income (loss)	$(172)	$142	$143	$172	$285	$(193)	$185	$(1,263)	$(1,271)

Diluted earnings (loss) per common share:

Income (loss) from continuing operations	$—	$0.21	$0.24	$0.29	$0.75	$(0.33)	$0.31	$(2.15)	$(2.16)
Income (loss) from discontinued operations	(0.29)	0.03	—	—	(0.26)	—	—	(0.01)	(0.01)

Net income (loss)	$(0.29)	$0.24	$0.24	$0.29	$0.49	$(0.33)	$0.31	$(2.16)	$(2.17)

Weighted-average number of shares used in computation (thousands)	582,361	588,780	590,059	591,439	589,385	583,929	592,498	584,744	584,365

Common shares outstanding at end of period (thousands)	580,072	582,933	583,101	583,432	583,432	584,223	584,546	584,724	584,724

Market price per common share (end of period)	$11.38	$15.61	$17.87	$21.08	$21.08	$23.10	$18.28	$19.11	$19.11

Common dividends per share	$0.11	$0.11	$0.11	$0.11	$0.44	$0.11	$0.125	$0.125	$0.36
Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Segment profit (loss):

Williams Partners	$252	$285	$347	$424	$1,308	$414	$346	$343	$1,103
Exploration & Production	76	114	100	110	400	162	87	(1,603)	(1,354)
Other	(60)	16	31	11	(2)	27	79	80	186

Total segment profit (loss)	$268	$415	$478	$545	$1,706	$603	$512	$(1,180)	$(65)

Adjustments:

Williams Partners	$1	$—	$(5)	$(35)	$(39)	$(5)	$(16)	$(7)	$(28)
Exploration & Production	39	1	(4)	22	58	—	2	1,668	1,670
Other	68	—	—	—	68	—	(19)	(30)	(49)

Total segment adjustments	$108	$1	$(9)	$(13)	$87	$(5)	$(33)	$1,631	$1,593

Adjusted segment profit (loss):

Williams Partners	$253	$285	$342	$389	$1,269	$409	$330	$336	$1,075
Exploration & Production	115	115	96	132	458	162	89	65	316
Other	8	16	31	11	66	27	60	50	137

Total adjusted segment profit	$376	$416	$469	$532	$1,793	$598	$479	$451	$1,528

Note:	Segment profit (loss) includes equity earnings and income (loss) from investments reported in investing income (loss) in the Consolidated Statement of Operations. Equity earnings results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year

Revenues	$957	$1,081	$1,181	$1,293	$4,512	$1,458	$1,367	$1,291	$4,116

Segment costs and expenses:
Costs and operating expenses	643	738	793	857	3,031	1,014	987	908	2,909
Selling, general and administrative expenses	70	71	72	76	289	59	68	67	194
Other (income) expense — net	(3)	3	(1)	(34)	(35)	(3)	(7)	(3)	(13)

Total segment costs and expenses	710	812	864	899	3,285	1,070	1,048	972	3,090

Equity earnings	5	16	30	30	81	26	27	24	77

Reported segment profit	252	285	347	424	1,308	414	346	343	1,103
Adjustments	1	—	(5)	(35)	(39)	(5)	(16)	(7)	(28)

Adjusted segment profit	$253	$285	$342	$389	$1,269	$409	$330	$336	$1,075

Exploration & Production
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Production	$523	$486	$509	$575	$2,093	$571	$510	$530	$1,611
Gas management	411	276	344	425	1,456	556	366	435	1,357
Hedge ineffectiveness and forward mark-to-market gains (losses)	10	(1)	—	9	18	9	—	16	25
International	17	17	20	21	75	20	22	22	64
Other	15	31	6	11	63	12	12	9	33

Total revenues	976	809	879	1,041	3,705	1,168	910	1,012	3,090

Segment costs and expenses:
Depreciation, depletion and amortization (including International)	219	217	217	237	890	217	220	228	665
Lease and other operating expenses	72	62	61	63	258	64	65	72	201
Operating taxes	28	3	19	26	76	38	29	36	103
Exploration expense	13	21	4	20	58	5	10	27	42
Third party & affiliate gathering, processing and transportation	60	63	67	82	272	74	72	76	222
Selling, general and administrative expenses (including International)	47	47	47	49	190	44	44	47	135
Gas management expenses	422	278	357	439	1,496	558	376	446	1,380
International (excluding DD&A and SG&A)	7	6	9	8	30	11	10	9	30
Impairments of goodwill and long-lived assets	5	—	—	15	20	—	—	1,681	1,681
Other expense — net	31	2	2	(2)	33	—	2	(2)	—

Total segment costs and expenses	904	699	783	937	3,323	1,011	828	2,620	4,459

Equity earnings	4	4	4	6	18	5	5	5	15

Reported segment profit (loss)	76	114	100	110	400	162	87	(1,603)	(1,354)

Nonrecurring adjustments	39	1	(4)	22	58	—	2	1,668	1,670

Recurring segment profit	$115	$115	$96	$132	$458	$162	$89	$65	$316

Operating statistics

Domestic:
Total domestic net volumes (Bcfe)	110.3	107.3	105.6	108.3	431.5	99.2	101.0	104.4	304.6
Net domestic volumes per day (MMcfe/d)	1,225	1,180	1,148	1,177	1,182	1,102	1,110	1,135	1,116
Net domestic realized price ($/Mcfe) (1)	$4.205	$3.949	$4.183	$4.540	$4.220	$5.009	$4.359	$4.350	$4.568
Production taxes per Mcfe	$0.254	$0.024	$0.182	$0.241	$0.176	$0.379	$0.290	$0.348	$0.339
Lease and other operating expense per Mcfe	$0.649	$0.576	$0.581	$0.588	$0.599	$0.648	$0.639	$0.690	$0.659

(1) Net realized price is calculated the following way: production revenues (including hedging activities) less gathering & processing expense divided by net volumes.

International:
Total volumes including Equity Investee (Bcfe)	6.1	6.1	6.4	6.5	25.1	6.2	6.7	6.4	19.3
Volumes per day (MMcfe/d)	67	68	69	71	69	69	74	69	71

Volumes net to Williams (after minority interest) (Bcfe)	4.7	4.9	5.0	5.1	19.7	4.8	5.3	5.1	15.2
Volumes net to Williams per day (MMcfe/d)	53	53	54	55	54	54	58	55	56

Total Domestic and International:
Volumes net to Williams (after minority interest) (Bcfe)	115.0	112.2	110.6	113.4	451.2	104.0	106.3	109.5	319.8
Volumes net to Williams per day (MMcfe/d)	1,278	1,233	1,202	1,232	1,236	1,156	1,168	1,190	1,171

Other
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues	$158	$170	$222	$230	$780	$278	$262	$238	$778

Reported segment profit (loss)	$(60)	$16	$31	$11	$(2)	$27	$79	80	$186
Adjustments	68	—	—	—	68	—	(19)	(30)	(49)

Adjusted segment profit	$8	$16	$31	$11	$66	$27	$60	$50	$137

Operating statistics

Olefins
Olefins sales (Ethylene & Propylene) (million lbs)	462	445	437	384	1,728	396	391	416	1,203
Canadian NGL equity sales (million gallons)	36	30	37	23	126	23	31	27	81

Capital Expenditures and Investments
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:
Williams Partners	$159	$217	$248	$263	$887	$122	$217	$231	$570
Exploration & Production	444	229	487	274	1,434	284	267	909	1,460
Other	9	19	17	21	66	22	28	31	81

Total*	$612	$465	$752	$558	$2,387	$428	$512	$1,171	$2,111

Purchase of investments:
Williams Partners	$8	$115	$—	$8	$131	$9	$6	$435	$450
Exploration & Production	—	—	1	—	1	2	2	2	6
Other	5	1	2	2	10	2	(1)	2	3

Total	$13	$116	$3	$10	$142	$13	$7	$439	$459

Summary:
Williams Partners	$167	$332	$248	$271	$1,018	$131	$223	$666	$1,020
Exploration & Production	444	229	488	274	1,435	286	269	911	1,466
Other	14	20	19	23	76	24	27	33	84

Total	$625	$581	$755	$568	$2,529	$441	$519	$1,610	$2,570

Cumulative summary:
Williams Partners	$167	$499	$747	$1,018	$1,018	$131	$354	$1,020	$1,020
Exploration & Production	444	673	1,161	1,435	1,435	286	555	1,466	1,466
Other	14	34	53	76	76	24	51	84	84

Total	$625	$1,206	$1,961	$2,529	$2,529	$441	$960	$2,570	$2,570

Capital expenditures incurred and purchase of investments
Increases to property, plant, and equipment	$484	$420	$809	$601	$2,314	$410	$488	$1,174	$2,072
Purchase of investments	13	116	3	10	142	13	7	439	459

Total	$497	$536	$812	$611	$2,456	$423	$495	$1,613	$2,531

* Increases to property, plant, and equipment	$484	$420	$809	$601	$2,314	$410	$488	$1,174	$2,072
Changes in related accounts payable and accrued liabilities	128	45	(57)	(43)	73	18	24	(3)	39

Capital expenditures	$612	$465	$752	$558	$2,387	$428	$512	$1,171	$2,111

Depreciation, Depletion, and Amortization and Other Selected Financial Data
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Depreciation, depletion, and amortization:
Williams Partners	$130	$131	$133	$137	$531	$134	$134	$135	$403
Exploration & Production	219	217	218	236	890	217	220	229	666
Other	10	11	10	9	40	10	12	10	32
Discontinued Operations	8	—	—	—	8	—	—	—	—

Total	$367	$359	$361	$382	$1,469	$361	$366	$374	$1,101

Other selected financial data:
Cash and cash equivalents	$1,785	$1,853	$1,640	$1,867	$1,867	$1,644	$1,601	$1,015	$1,015

Total assets	$25,368	$25,026	$24,952	$25,280	$25,280	$25,129	$24,947	$23,848	$23,848

Capital structure:
Debt
Current	$3	$13	$19	$17	$17	$10	$160	$508	$508
Noncurrent	$8,278	$8,265	$8,258	$8,259	$8,259	$8,615	$8,358	$8,002	$8,002
Stockholders’ equity	$8,326	$8,324	$8,307	$8,447	$8,447	$7,573	$7,633	$7,025	$7,025
Debt to debt-plus-stockholders’ equity ratio	49.9%	49.9%	49.9%	49.5%	49.5%	53.2%	52.7%	54.8%	54.8%

Adjustment to Remove MTM Effect
Dollars in millions except for per share amounts

	3Q		YTD
	2010	2009	2010	2009

Adjusted income from cont. ops available to common shareholders	$142	$140	$520	$366
Adjusted diluted earnings per common share	$0.24	$0.24	$0.89	$0.62

Mark-to-Market (MTM) adjustments	(17)	12	(30)	41

Tax effect of total MTM adjustments	6	(5)	11	(15)

After tax MTM adjustments	(11)	7	(19)	26

Adjusted income from cont. ops available to common shareholders including MTM adjust.	$131	$147	$501	$392
Adjusted diluted earnings per share including MTM adj.	$0.22	$0.25	$0.86	$0.67

Weighted average shares — diluted (thousands)	584,744	590,059	584,365	588,693
Note: all amounts attributable to Williams
Adjustments have been made to reverse estimated forward unrealized MTM gains/losses and add estimated realized gains/losses from MTM previously recognized, i.e. assumes MTM accounting had never been applied to designated hedges and other derivatives.

Reconciliation of forecasted reported income from continuing operations to adjusted income from continuing operations including MTM adjustments

Dollars in millions, except per-share amounts	2010	2011	2012
Reported income from continuing operations	($1,171) - ($1,051)	$535 - 955	$605 - 1,210
Adjustments — pretax	2,254	—	—
Less taxes	468	—	—

Adjustments — after tax	1,786	—	—
Adjusted income from continuing ops	615 - 735	535 - 955	605 - 1,210
Adjusted EPS	$1.03 - 1.23	$0.89 - 1.59	$1.00 - 2.00
Mark-to-market adjustment (pretax)	(25)	5	—
Less taxes @ 39%	(10)	2	—

Mark-to-market adjustment after tax	(15)	3	—
Adjusted Inc. from cont ops incl. MTM adj.	600 - 720	538 - 958	605 - 1,210
Adjusted Inc. from cont ops incl. MTM adj. EPS	$1.00 - 1.20	$0.90 - 1.60	$1.00 - 2.00
Note: All amounts attributable to Williams; Diluted EPS.

	2010 Guidance			2011 Guidance			2012 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	1,403	1,466	1,528	1,475	1,658	1,840	1,575	1,820	2,065
Exploration & Production	(1,335)	(1,285)	(1,235)	150	340	530	100	438	775
Other	224	232	239	160	190	220	210	248	285

Total Reported segment profit	307	420	532	1,795	2,195	2,595	1,900	2,513	3,125

Adjustments:
Gain on sale of base gas from Hester storage field	(8)	(8)	(8)	—	—	—	—	—	—
Involuntary conversion gain related to Hurricane Ike	(14)	(14)	(14)	—	—	—	—	—	—
Involuntary conversion gain related to Ignacio	(4)	(4)	(4)	—	—	—	—	—	—
Unclaimed property assessment accrual	(2)	(2)	(2)	—	—	—	—	—	—

Total Adjustments — Williams Partners (WPZ)	(28)	(28)	(28)	—	—	—	—	—	—

Impairment of Goodwill	1,003	1,003	1,003
Impairments of certain natural gas properties	678	678	678
Gain on sale of certain natural gas properties	(13)	(13)	(13)

Unclaimed property assessment accrual	2	2	2	—	—	—	—	—	—

Total Adjustments — Exploration & Production	1,670	1,670	1,670	—	—	—	—	—	—

Gain from Venezuela investment	(43)	(43)	(43)	—	—	—	—	—	—
Aux Sable breach of contract settlement gain	(6)	(6)	(6)	—	—	—	—	—	—

Total Adjustments — Other	(49)	(49)	(49)	—	—	—	—	—	—

Total Adjustments	1,593	1,593	1,593	—	—	—	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,375	1,438	1,500	1,475	1,658	1,840	1,575	1,820	2,065
Exploration & Production	335	385	435	150	340	530	100	438	775
Other	175	183	190	160	190	220	210	248	285

Total Adjusted segment profit	1,900	2,013	2,125	1,795	2,195	2,595	1,900	2,513	3,125
The sum of the ranges for the business units may not match the consolidated total due to rounding and other adjustments.